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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

EAC Holdings Corporation(1)
         EAC Acquisition Corporation(1)
                          Etonic Worldwide Corporation
                                 EWW Lisco, Inc.
Spalding & Evenflo Companies, Inc.
         Evenflo Company, Inc.
         S&E Finance Co., Inc.
         Spalding Sports Centers, Inc.
         Lisco, Inc.
                  Lisco Feeding, Inc.
                  Lisco Furniture, Inc.
                  Lisco Sports, Inc.
         *S&E Sales Corporation (incorporated in Barbados)
         *Spalding Australia Pty. Ltd.
         *Spalding & Evenflo Canada Inc.
         *Spalding International GmbH
         *Spalding Italia S.r.l.
         *Spalding Japan K.K.
         *Spalding Mexico, S.A. de C.V.
         *Spalding New Zealand Limited
         *Spalding Sweden AB
         *Spalding Sports UK Limited
         *Evenflo Mexico, S.A. de C.V.

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(1) Immediately after closing, EAC Holdings Corporation and EAC Acquisition
Corporation will be merged out of existence.

* Denotes foreign subsidiary.



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                                                                               2


         *Evenflo (Philippines), Inc.
         *Evenflo Products de Venezuela C.A.
         *Muebles Para Ninos de Baja, S.A. de C.V.
         *R.B.D. de Mexico, S.A.